Exhibit 21


                 Material Subsidiaries of the Company


                                Country or State   Name(s) Under Which
    Name of Subsidiary          of Incorporation   Subsidiary Does Business
    ------------------          ----------------   ------------------------
 1. Stevens International, S.A.      France